UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 28, 2010

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-33872	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street, Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers

On December 28, 2010, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Susquehanna Bancshares, Inc. (“Susquehanna”) appointed Gregory A. Duncan as Executive Vice President and Chief Operating Officer of Susquehanna, effective as of January 28, 2011, with his initial term extending through December 31, 2011. In connection with the appointment of Mr. Duncan, the Committee appointed Eddie L. Dunklebarger, Susquehanna’s current President and Chief Operating Officer, as the Vice-Chairman of Susquehanna’s Board, effective as of January 28, 2010. Mr. Dunklebarger will also continue to serve as Susquehanna’s President and as Vice Chairman of the Board of Directors of Susquehanna Bank PA, Susquehanna’s wholly-owned banking subsidiary.

Mr. Duncan, age 55, served as Executive Vice President and Chief Operating Officer of First Interstate Bancsystem, Inc. (“First Interstate Bancsystem”) from September 2009 to August 2010 and served as its Chief Banking Officer from May 2008 to September 2009. In addition, Mr. Duncan also served as a director of First Interstate Bank from June 2008 to August 2010 and was a director of First Western Bank and The First Western Bank Sturgis from June 2008 until the two banks were merged into First Interstate Bank in September 2009. Prior to joining First Interstate Bancsystem in May 2008, Mr. Duncan served as President and Chief Executive Officer of Susquehanna Bank PA since October 2005 and Executive Vice President of Susquehanna since January 2000. From May 2001 until May 2007, he also served as Chief Operating Officer of Susquehanna. Prior to those appointments, Mr. Duncan served in various executive positions within Susquehanna or its subsidiaries since 1987.

There is no arrangement or understanding between Mr. Duncan and any other persons pursuant to which he was appointed Executive Vice President and Chief Operating Officer of Susquehanna. The terms of the employment agreement between Susquehanna and Mr. Duncan are described below and a copy of the employment agreement is filed herewith as Exhibit 10.2.

Mr. Dunklebarger, age 56, has been a director of Susquehanna since 2007. Mr. Dunklebarger has served as the President and Chief Operating Officer of Susquehanna since June 2008. Mr. Dunklebarger also serves as the Vice Chairman of the Board of Susquehanna Bank. Mr. Dunklebarger held the positions of President and Chief Executive Officer of Susquehanna Bank from April 2008 to May 2009. Prior to Susquehanna’s acquisition in 2007 of Community Banks, Inc. and its wholly-owned banking subsidiary, Community Banks, Mr. Dunklebarger served as the Chairman of the Board, President and Chief Executive Officer of Community Banks, Inc.

There is no arrangement or understanding between Mr. Dunklebarger and any other persons pursuant to which he was appointed as President and as Vice Chairman of the Board.

(e) Compensatory Arrangement of Certain Officers

On December 28, 2010, the Committee, after thorough evaluation, approved the following matters with respect to Mr. Duncan and certain named executive officers of Susquehanna.

Amendment and Restatement of Employment Agreement with William J. Reuter

The Committee approved Susquehanna’s entry into an amended and restated Employment Agreement (the “Amended Employment Agreement”) with William J. Reuter, its Chief Executive Officer. The Amended Employment Agreement replaces the prior employment agreement dated as of January 1, 2009.

The prior employment agreement is being amended to reduce the enhanced severance payable to Mr. Reuter upon a termination without Cause or resignation due to an Adverse Change in connection with a change in control. Prior to the adoption of the Amended Employment Agreement, the severance multiplier increased from two (2) to five (5) years for both cash severance and enhanced vested benefits under Susquehanna’s benefit plans upon a termination without Cause or resignation due to an Adverse Change in connection with a change in control. The Amended Employment Agreement reduces the severance multiplier from five (5) to three (3) years in the foregoing circumstances. In addition, the Amended Employment Agreement revises the payment of health benefit severance amounts so that they are now structured as a reimbursement of monthly COBRA costs and modifies the life, accidental death and dismemberment, disability severance benefits so that they are now structured to be paid in monthly amounts based on the amount Susquehanna would have paid for such benefits if Mr. Reuter would have remained employed during the applicable severance period. There have been no other material amendments to the terms and provisions of the prior employment agreement.

Employment Agreement with Gregory A. Duncan

On December 28, 2010 Susquehanna entered into a new Employment Agreement (the “Employment Agreement”) with Mr. Duncan that will become effective January 28, 2011.

Salary, Titles and Term of Agreement

Under the terms of the Employment Agreement, Mr. Duncan will receive an annual base salary of $400,000, and hold the title of Executive Vice President and Chief Operating Officer. The term of the Employment Agreement is three (3) years and will automatically be extended by one (1) year if a written election not to renew by either party is not received by November 1 of any year.

Termination

Under the terms of the Employment Agreement, Mr. Duncan may be terminated by Susquehanna with or without Cause or Mr. Duncan may resign due to an Adverse Change.

Mr. Duncan’s employment may be terminated by Susquehanna with “Cause” upon occurrence of any of the following: (i) personal dishonesty; (ii) incompetence or willful misconduct; (iii) a breach of fiduciary duty involving personal profit; (iv) intentional failure to perform stated duties; (v) willful violation of any law, rule or regulation (other than traffic violations or similar offenses); (vi) the issuance of a final cease-and-desist order by a state or federal agency to the extent such cease-and-desist order requires Mr. Duncan’s termination; or (vii) a material breach by Mr. Duncan of any provision of his Employment Agreement.

Mr. Duncan may terminate his employment due to an “Adverse Change” upon the occurrence of any of the following: (i) a significant change in the nature or scope in his duties as set forth in the Employment Agreement such that Mr. Duncan has been reduced to a position of materially lesser authority, status or responsibility (provided, however, in circumstances involving a Change in Control, so long as he remains a senior officer, meaning above a vice president, an Adverse Change shall not be deemed to have occurred), or an increase by more than 20%, as compared to the average of the two (2) preceding years, of the time required to be spent by Mr. Duncan 60 miles or more beyond Susquehanna’s geographic market area without his consent; (ii) a material reduction in his base compensation; (iii) any other material and willful breach by Susquehanna of any other provision of this Employment Agreement; or (iv) delivery of notice of Susquehanna’s intent not to renew this Employment Agreement; provided that Mr. Duncan is willing and able to execute a new contract providing terms and conditions substantially similar to those in this Employment Agreement and to continue providing services to Susquehanna. However, none of the above events or conditions shall constitute an Adverse Change unless: (i) Mr. Duncan provides Susquehanna with a written objection to the event or condition within 60 days following the occurrence of the event or condition; (ii) Susquehanna does not reverse or otherwise cure the event or condition within 30 days of receiving the written objection; and (iii) Mr. Duncan actually resigns within 60 days following the expiration of the 30-day cure period.

Upon a termination of employment without Cause or due to an Adverse Change, Mr. Duncan will be entitled to the payments and/or benefits described below:

•	payment of all accrued and unpaid base salary through the date of termination;

•	payment for all accrued but unused vacation days;

•	payment of any bonus payable for the period ending prior to termination of employment;

•

bi-weekly payments for a period of one year (the “Severance Period”) equal to 1/26 of the Average Annual Compensation (which means the average of the base salary and annual bonuses received by Mr. Duncan);

•	the benefit accrued under all defined benefit pension plans had Mr. Duncan remained employed for the Severance Period;

•	reimbursement of monthly COBRA costs for health benefits for the Severance Period; and

•

a payment each month equal to the monthly premium costs Susquehanna would have paid for coverage and participation in the group term life, disability and accidental death and dismemberment insurance had Mr. Duncan remained employed by Susquehanna for the Severance Period.

Additionally, Mr. Duncan is bound by certain non-competition and non-solicitation covenants which extend for a period of one (1) year following termination of employment.

Death, Disability, Retirement or Cause

In the event Mr. Duncan terminates employment due to death, disability, retirement, or on account of Cause, he shall receive payment for his accrued and unpaid base salary through the date of the termination.

Termination Following a Change in Control

In the event Mr. Duncan’s employment is terminated without Cause or due to an Adverse Change following a change in control, Mr. Duncan will be entitled to the following:

•	the Severance Period will be extended from one (1) year to three (3) years; and

•

an additional fully vested benefit under Susquehanna’s non-qualified pension plan equal to the difference between: (A) the benefit that he would have accrued under all of Susquehanna’s defined benefit pension plans, assuming: (i) he remained continuously employed by Susquehanna until the third anniversary of the Change in Control, (ii) his compensation increased at a rate of 4% per year, and (iii) the terms of all such pension plans remained identical to those in effect immediately prior to the change in control; and (B) the actual benefit due to Mr. Duncan under all of Susquehanna’s defined benefit pension plans.

In addition, for two (2) years following the termination of employment after any Change in Control, Mr. Duncan agrees to remain available to provide Susquehanna with transition assistance on matters with which he was involved during his employment. Mr. Duncan shall provide such assistance in a timely manner on reasonable notice from Susquehanna and shall not be entitled to any separate compensation for these services, other than reimbursement for reasonable out-of-pocket expenses actually incurred.

In order to receive any severance or termination payments or benefits described above, Mr. Duncan is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by Susquehanna.

In the event that it is determined that any payment by Susquehanna to or for the benefit of Mr. Duncan would be a so-called “golden parachute payment” and, therefore, result in the imposition on him of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, Mr. Duncan shall receive a payment sufficient to place him in the same after tax position as if no excise tax had been applicable (“Parachute Gross-up Payment”). However, if the imposition of the excise tax could be avoided by the reduction of payments due to Mr. Duncan by an amount of 10% or less, then the total of all such payments will be reduced to an amount $1.00 below the amount that would otherwise cause an excise tax to apply and no Parachute Gross-up Payment will be made.

In addition, upon a Change in Control, any incentive awards applicable to incentive program cycles in effect at the time of the Change in Control will become fully vested and payable at target levels, without regard to whether Mr. Duncan remains employed by Susquehanna and without regard to performance during the remainder of those incentive program cycles.

The “Change in Control” provisions of Mr. Duncan’s Employment Agreement will be triggered upon the first to occur of any of the following:

•	any person becoming a beneficial owner of 25% or more of either the then outstanding shares of Susquehanna’s stock or the combined voting power of Susquehanna’s outstanding securities;

•

if during any 24 month period, the individuals who, at the beginning of such period, constitute the Board of Directors of Susquehanna (the “Incumbent Directors ”) cease for any reason other than death to constitute at least a majority of the Board of Directors;

•

the merger or consolidation of Susquehanna with another corporation other than (A) a merger or consolidation which results in Susquehanna’s voting securities outstanding immediately prior to such transaction continuing to represent at least 60% of the voting power of the voting securities of the surviving corporation, or (B) a merger or consolidation effected to implement a recapitalization (or similar transaction) in which no person becomes a beneficial owner of Susquehanna’s securities representing 40% or more of either the then outstanding shares of Susquehanna’s stock or the combined voting power of Susquehanna’s outstanding securities; or

•

a liquidation, dissolution or sale of substantially all of Susquehanna’s assets, other than a sale or disposition by Susquehanna of all or substantially all of its assets to an entity, which results in holders of Susquehanna’s voting securities outstanding immediately prior to such transaction representing at least 60% of the voting power of the voting securities of the acquiring entity after such transaction.

In connection with Mr. Duncan becoming Chief Operating Officer effective on January 28, 2011, Eddie L. Dunklebarger, our current President and Chief Operating Officer, will become President and Vice-Chairman of Susquehanna.

Awards of Restricted Stock Grants to Named Executive Officers

The Committee approved restricted stock awards (“Stock Awards”) to certain named executive officers of Susquehanna under Susquehanna’s Amended and Restated 2005 Equity Incentive Plan (the “Plan”). In approving the Stock Awards to the named executive officers, among other factors, the Committee considered the fact that Susquehanna has approved no salary increases for its named executive officers since March 2008.

The number of restricted shares underlying each Stock Award granted on December 28, 2010 to each of Susquehanna’s named executive officers pursuant to the Plan is set forth below:

Name	Number of Restricted Shares Underlying Stock Awards
William J. Reuter, Chairman and Chief Executive Officer	25,000
Eddie L. Dunklebarger, President and Chief Operating Officer	15,000
Drew K. Hostetter, Executive Vice President and Chief Financial Officer	15,000
Bernard A. Francis, Jr., Senior Vice President and Group Executive	15,000
Michael M. Quick Executive Vice President and Chief Corporate Officer	15,000

The Committee also approved a Stock Award of 15,000 restricted shares for Gregory A. Duncan that will be granted on January 28, 2011, in connection with Mr. Duncan becoming Chief Operating Officer of Susquehanna and is conditioned on Mr. Duncan’s commencement of employment with Susquehanna.

The terms of the Stock Awards are set forth in a restricted stock grant agreement (the “Restricted Stock Agreement”) between Susquehanna and the named executive officers. Under the Restricted Stock Agreement, the Stock Awards vest annually over a three-year period on each anniversary of the date of grant with one-third vesting on the first anniversary, one-third vesting on the second anniversary and one-third vesting on the third anniversary. The Stock Awards are subject to accelerated vesting upon a termination of service due to death or disability or upon a change of control.

The full text of the Employment Agreement, Amended Employment Agreement and Form of Restricted Stock Agreement are attached as Exhibits to this report and are incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement for William J. Reuter

10.2	Employment Agreement for Gregory A. Duncan

10.3	Form of Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/S/ EDWARD BALDERSTON, JR.
Edward Balderston, Jr.
Executive Vice President and Chief Administrative Officer

Dated: December 30, 2010

Exhibit Index

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement for William J. Reuter

10.2	Employment Agreement for Gregory A. Duncan

10.3	Form of Restricted Stock Agreement